                                                                   EXHIBIT 10.45




                             CONTRIBUTION AGREEMENT



                                 by and between



                                CLIFFORD L. STEIN



                                       and



                    TOWER REALTY OPERATING PARTNERSHIP, L.P.,
                         a Delaware limited partnership




                            Dated as of July 31, 1997

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
RECITALS ................................................................    -1-

1.   CONTRIBUTION OF PARTNERSHIP INTEREST AND EXCHANGE FOR OP
     UNITS...............................................................    -2-
     1.1   CONTRIBUTION TRANSACTION......................................    -2-
     1.2   ISSUANCE OF OP UNITS..........................................    -3-
     1.3   ADJUSTED CONSIDERATION........................................    -3-
     1.4   AUTHORIZATION.................................................    -3-
     1.5   CONTRIBUTION OF CERTAIN RIGHTS................................    -3-
     1.6   PRORATIONS....................................................    -3-
     1.7   TREATMENT AS CONTRIBUTION.....................................    -4-

2.   CLOSING.............................................................    -4-
     2.1   CONDITIONS PRECEDENT..........................................    -4-
     2.2   TIME AND PLACE................................................    -5-
     2.3   CLOSING DELIVERIES............................................    -6-
     2.4   CLOSING COSTS.................................................    -6-

3.   REPRESENTATIONS, WARRANTIES AND INDEMNITIES.........................    -7-
     3.1   REPRESENTATIONS AND WARRANTIES OF THE OPERATING
           PARTNERSHIP...................................................    -7-
     3.2   REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR.................    -7-
     3.3   INDEMNIFICATION...............................................    -7-

4.   COVENANTS...........................................................    -8-
     4.1   COVENANTS OF CONTRIBUTOR......................................    -8-

5.   RELEASES AND WAIVERS................................................    -8-
     5.1   GENERAL RELEASE OF OPERATING PARTNERSHIP......................    -9-
     5.2   GENERAL RELEASE OF CONTRIBUTOR................................    -9-
     5.3   INTENTIONALLY OMITTED.........................................    -9-
     5.4   WAIVER OF RIGHTS UNDER PARTNERSHIP AGREEMENT..................    -9-

6.   POWER OF ATTORNEY...................................................    -9-
     6.1   GRANT OF POWER OF ATTORNEY....................................    -9-
     6.2   LIMITATION ON LIABILITY.......................................   -10-

7.   MISCELLANEOUS.......................................................   -11-
     7.1   FURTHER ASSURANCES............................................   -11-

     7.2   COUNTERPARTS..................................................   -11-
     7.3   GOVERNING LAW.................................................   -11-
     7.4   NOTICES.......................................................   -11-


                                  EXHIBIT LIST


                                                                                                SECTION FIRST
EXHIBITS                                                                                         REFERENCED
                                                                                                -------------
   A  Constituent Interests of Contributor's Partnership Interest.........                          Recital D

   B  Contribution and Assumption Agreement...............................                                1.1

   C  Form of Quitclaim...................................................                                1.1

   D  Calculation of Number of OP Units...................................                                1.2

   E  Representations, Warranties and Indemnities of Contributor..........                                3.2

      Attachment 1........................................................          Exchange Rights Agreement

      Attachment 2........................................................      Registration Rights Agreement

      Attachment 3........................................................                 Lock-Up Agreements

      Attachment 4........................................................       List of Portfolio Agreements

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (hereinafter referred to as the "Contribution Agreement") is made and entered into as of July 31, 1997 by and between Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and Clifford L. Stein, an individual (the "Contributor").

                                    RECITALS

         A. The Operating Partnership desires to consolidate the ownership of a portfolio of office properties (the "Participating Properties") owned or managed by Tower Equities & Realty Corp. or its affiliates through a series of transactions (the "Formation Transactions") whereby the Operating Partnership will acquire direct interests in certain of the Participating Properties (the "Property Interests") and all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively, the "Participating Partnerships and LLCs") which currently own directly or indirectly the Participating Properties (the "Consolidation").

         B. The Formation Transactions relate to the proposed initial public offering (the "Public Offering") of the common stock, par value $.01 per share (the "Common Stock") of Tower Realty Trust, Inc., a Maryland corporation (the "Company"), which will operate as a self-administered and self-managed real estate investment trust ("REIT") and will be the sole general partner of the Operating Partnership.

         C. The owners of the Property Interests and the partners and members of the Participating Partnerships and LLCs will either transfer their Property Interests and interests in the Participating Partnerships and LLCs to the Company in exchange for cash (the "Cash Participants") or contribute such interests directly to the Operating Partnership in exchange for an interest in the Operating Partnership (the "OP Participants").

         D. The Contributor owns interests in certain of the Participating Partnerships and LLCs as set forth on EXHIBIT A (the "Partnerships") which Partnerships own directly or indirectly interests in certain of the Participating Properties also as set forth on EXHIBIT A (the "Property" or the "Properties"). As used herein, "Partnership Agreement" means the partnership agreement or membership agreement, as applicable, under which each such Partnership was formed.

         E. The Contributor has previously contributed certain interests in the Partnerships to the Operating Partnership in exchange for OP Units (as defined below).

         F. The Contributor desires to, and the Operating Partnership desires the Contributor to, contribute to the Operating Partnership, all of its right, title and interest, as a partner (or member) of the Partnerships, including, without limitation, all of its voting rights and interests in the capital, profits and losses of the Partnerships or any property distributable therefrom, constituting all of its interests in the Partnerships (such right, title and interest are hereinafter collectively referred to as the "Partnership Interest"), in exchange for partnership units in the Operating Partnership (the "OP Units"), on the terms and subject to the conditions set forth herein.

         G. The Operating Partnership desires to make, and the Contributor desires to receive, a return of certain contributions previously made by the Contributor to the Operating Partnership that relate to direct or indirect interests in certain limited partnerships, limited liability companies and certain other entities that do not relate to the Consolidation (the "Excluded Interests").

         NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the parties hereto agree as follows:


        ARTICLE 1. CONTRIBUTION OF PARTNERSHIP INTEREST AND EXCHANGE FOR
                                    OP UNITS

         1.1  CONTRIBUTION TRANSACTION

         (a) At the Closing (as defined in ARTICLE 2.2 hereof) and subject to the terms and conditions contained in this Contribution Agreement, the Contributor shall transfer to the Operating Partnership, absolutely and unconditionally, all of its Partnership Interest (as such term is defined in Recital F herein) not previously contributed to the Operating Partnership. The contribution of the Contributor's Partnership Interest shall be evidenced by a "Contribution and Assumption Agreement" for each of the Partnerships in substantially the form of EXHIBIT B attached hereto. Furthermore, the Contributor shall execute and have duly acknowledged an individual quitclaim deed for each property in the form of EXHIBIT C quitclaiming to the Operating Partnership any direct or indirect ownership interest in and to the Properties. The parties shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement and the Agreement of Limited Partnership of the Operating Partnership (the "OP Agreement") in order to effect the transactions contemplated hereby.

         (b) At the Closing, and subject to the terms and conditions set forth in this Contribution Agreement, the Operating Partnership shall transfer to the Contributor, absolutely and unconditionally, all of the Excluded Interests (as such term is defined in Recital G herein) previously contributed by the Contributor to the Operating Partnership.

         1.2  ISSUANCE OF OP UNITS

         The Operating Partnership shall, in exchange for the Partnership Interest and after taking into account the transfer of the Excluded Interests to the Contributor, increase or decrease the number of OP Units issued to the Contributor in accordance with EXHIBIT D hereto. The increase or decrease of OP Units Issued to the Contributor shall be evidenced by either an amendment (the "Amendment") to the OP Agreement or by certificates relating to such units (the "Certificates") in either case, as shall be acceptable to the Contributor. The parties shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement and the OP Agreement in order to effect the transactions contemplated hereby.

         1.3  ADJUSTED CONSIDERATION

         The Operating Partnership reserves the right not to acquire any particular interest that constitutes part of the Partnership Interest, if in good faith the Operating Partnership determines that the ownership of such interest or the underlying Property would be inappropriate for the Operating Partnership for any reason whatsoever. Contributor hereby agrees that, in such event, the number of OP Units to be received by the Contributor pursuant to this Contribution Agreement may be reduced by an amount determined by Lawrence H. Feldman, in his sole discretion, to reflect the reduction in total value of the Partnership Interest ultimately contributed by the Contributor.

         1.4  AUTHORIZATION

         Contributor hereby authorizes Lawrence H. Feldman to make any and all determinations to be made by him pursuant to ARTICLE 1.3 hereof, and any and all such determinations shall be final and binding on all parties.

         1.5  CONTRIBUTION OF CERTAIN RIGHTS

         Effective upon the Closing, the Contributor hereby contributes to the Operating Partnership all of its rights and interests, if any, including rights to indemnification in favor of the Contributor, if any, under the agreements pursuant to which the Contributor or its affiliates initially acquired the Partnership Interest transferred pursuant to this Contribution Agreement.

         1.6  PRORATIONS

         At the Closing, or as promptly as practicable following the Closing, to the extent such matters are not the right or responsibility of all tenants of a given Property, all revenue and all charges that are customarily prorated in transactions of this nature, including accrued rent currently due and payable, overpaid taxes or fees, real and personal property taxes, common area maintenance charges and other similar periodic charges payable or receivable with respect to such Property shall be ratably prorated between the partners of the Partnership which holds such Property prior to the Closing and the Operating Partnership on and after the Closing, effective as of the Closing. After providing for such prorations, (i) if any of the Partnerships has a resultant cash surplus, the value of the Contributor's Partnership Interest shall be increased in proportion to Contributor's ratable share of such cash surplus and additional OP Units (based on the Mid-Point (as such term is defined in Exhibit D attached hereto) of the proposed offering prices per share set forth in the final preliminary prospectus relating to the offering of shares of Common Stock ) shall be issued to the Contributor as a valuation adjustment to the consideration to be received by the Contributor pursuant to this Contribution Agreement, and (ii) if any of the Partnerships has a resultant cash deficit, the value of the Contributor's Partnership Interest shall be reduced in proportion to Contributor's ratable share of such cash deficit, and fewer OP Units shall be issued to the Contributor as a valuation adjustment to the consideration to be received by the Contributor pursuant to this Contribution Agreement, unless such deficit is cured prior to the Closing.

         1.7  TREATMENT AS CONTRIBUTION

         The transfer, assignment and exchange of interests effectuated with respect to the Operating Partnership, pursuant to this Contribution Agreement, shall constitute a "Capital Contribution" pursuant to Article IV of the OP Agreement and is intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                               ARTICLE 2. CLOSING

         2.1  CONDITIONS PRECEDENT

         The effectiveness of the Company's registration statement filed with the Securities and Exchange Commission on Form S-11 (the "Registration Statement") is a condition precedent to the obligations of all parties to this Contribution Agreement to effect the transactions contemplated by this Contribution Agreement on the Closing Date (as defined below).

         The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions:

         (a) The representations and warranties of the Contributor contained in this Contribution Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

         (b) Each of the obligations of the Contributor to be performed by it shall have been duly performed by it on or before the Closing Date;

         (c) Concurrently with the Closing, the Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to ARTICLE 2.3 hereof;

         (d) The Contributor shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby;

         (e) The Contributor shall not have breached any of its covenants contained herein in any material respect;

         (f) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

         (g) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the Partnerships' businesses;

         (h) All existing management agreements with respect to the Properties shall have been contributed to the Operating Partnership prior to or simultaneously with the Closing; and (i) All management functions with respect to the Properties presently conducted by Tower Equities & Realty Corp. and its affiliates shall be assumed by the Operating Partnership or Tower Equities Management, Inc.

         2.2  TIME AND PLACE

         The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 (the "Closing" or "Closing Date"). The transfers described in ARTICLE 1.1 of this Contribution Agreement, and all closing deliveries, and the consummation of the Public Offering, shall be deemed concurrent for all purposes.

         2.3  CLOSING DELIVERIES

         At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see ARTICLE 6.1 below), the legal documents and other items (collectively, the "Closing Documents") necessary to carry out the intention of this Contribution Agreement, which Closing Documents and other items shall include, without limitation, the following:

              (i)   A Contribution and Assumption Agreement for each
         Partnership;

              (ii) An individual quitclaim deed for each Property, fully executed and duly acknowledged from each of the individual constituent partners and/or members of the Contributor, as required by the Operating Partnership;

              (iii) The Amendment or the Certificates evidencing the transfer of OP Units to the Contributor;

              (iv) American Land Title Assurances ("ALTA") policies of title insurance with appropriate endorsements and levels of reinsurance for the Properties issued as of the Closing Date or endorsements or other assurances that the existing policy or policies of title insurance are sufficient for purposes of this Contribution Agreement, which the Contributor shall cause the title company to issue to the Operating Partnership in a form acceptable to the Operating Partnership (the "Title Policies") including satisfaction by the Contributor of any and all title company requirements applicable to it;

              (v) The Partnerships' books and records and securities or other evidences of ownership held by the Contributor; and

              (vi) An affidavit from the Contributor stating, under penalty of perjury, the Contributor's United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements.

              (vii) The Exchange Rights Agreement, the Registration Rights Agreement and the Lock-Up Agreements substantially in the form attached hereto as ATTACHMENTS 1, 2, and 3, respectively.

         2.4  CLOSING COSTS

         The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby.

             ARTICLE 3. REPRESENTATIONS, WARRANTIES AND INDEMNITIES

         3.1  REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP

         The Operating Partnership hereby represents and warrants to and covenants with the Contributor that:

         (a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing with requisite power to enter this Contribution Agreement and all agreements contemplated hereby. The persons and entities executing this Contribution Agreement and all agreements contemplated hereby on behalf of the Operating Partnership have the power and authority to enter into this Contribution Agreement and such other contemplated agreements.

         (b) Due Authorization. The execution, delivery and performance by the Operating Partnership of its obligations under this Contribution Agreement and all agreements contemplated hereby will not contravene any provision of applicable law, the OP Agreement, charter, declaration of trust or other constituent document of the Operating Partnership, or any agreement or other instrument binding upon the Operating Partnership or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Operating Partnership, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Operating Partnership of its obligations under this Contribution Agreement and all other agreements contemplated hereby.

         3.2  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

         The Contributor represents and warrants to and covenants with the Operating Partnership as provided in EXHIBIT E attached hereto, and acknowledges and agrees to be bound by the indemnification provisions contained therein.

         3.3  INDEMNIFICATION

         The Operating Partnership shall indemnify and hold harmless the Contributor (the "Indemnified Contributor Party") from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation and remediation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, "Losses") asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with: (i) any breach of a representation or warranty of the Operating Partnership contained in this Contribution Agreement; and (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Contribution Agreement, including, without limitation, any and all costs associated with the transfers contemplated herein.

                              ARTICLE 4. COVENANTS

         4.1  Covenants of Contributor

         (a) From the date hereof through the Closing, the Contributor shall not:

              (i) Sell or transfer all or any portion of the Partnership Interest; or

              (ii) Mortgage, pledge or encumber (or permit to become encumbered) all or any portion of the Partnership Interest.

         (b) From the date hereof through the Closing, the Contributor shall permit each of the Partnerships to conduct its business in the ordinary course, consistent with past practice, and shall not permit any of the Partnerships to:

              (i) Enter into any material transaction not in the ordinary course of business;

              (ii)  Sell or transfer any assets of the Partnerships;

              (iii) Mortgage, pledge or encumber (or permit to become encumbered) any assets of the Partnerships, except (x) liens for taxes not due, (y) purchase money security interests and (z) mechanics' liens being disputed by any of the Partnerships in good faith and by appropriate proceedings;

              (iv) Amend, modify or terminate any material agreements or other instruments to which any of the Partnerships is a party; or

              (v) Materially alter the manner of keeping the Partnerships' books, accounts or records or the accounting practices therein reflected.

         (c) The Contributor shall use its good faith diligent efforts to obtain any approvals, waivers or other consents of third parties required to effect the transactions contemplated by this Contribution Agreement.

                         ARTICLE 5. RELEASES AND WAIVERS

         Each of the releases and waivers enumerated in this ARTICLE 5 shall become effective only upon the Closing of the contribution and exchange of the Partnership Interest pursuant to ARTICLES 1 and 2 hereof.

         5.1  GENERAL RELEASE OF OPERATING PARTNERSHIP

         As of the Closing, the Contributor irrevocably waives, releases and forever discharges the Operating Partnership and the Operating Partnership's affiliates, partners (including Lawrence H. Feldman), agents, attorneys, successors and assigns of and from any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Contributor Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Partnership Agreements, this Contribution Agreement or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement.

         5.2  GENERAL RELEASE OF CONTRIBUTOR

         As of the Closing, the Operating Partnership irrevocably waives, releases and forever discharges the Contributor and Contributor's agents, attorneys, successors and assigns of and from any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Operating Partnership Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Partnership Agreements, this Contribution Agreement or any other matter which exists at the Closing, except for Operating Partnership Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement or any supplemental representations and warranties agreement entered into as of the Closing Date by and among the Contributor, certain other continuing investors in the Operating Partnership and the Operating Partnership.

         5.3  INTENTIONALLY OMITTED

         5.4  WAIVER OF RIGHTS UNDER PARTNERSHIP AGREEMENT

         As of the Closing, the Contributor waives and relinquishes all rights and benefits otherwise afforded to Contributor under the Partnership Agreements including, without limitation, any right to consent to or approve of the sale or contribution by the other partners (or members) of the Partnerships of their partnership interests to the Company or the Operating Partnership.

                          ARTICLE 6. POWER OF ATTORNEY

         6.1  GRANT OF POWER OF ATTORNEY

         Contributor does hereby irrevocably appoint the Operating Partnership (or its designee) and each of them individually and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "Attorney-in-Fact") as the true and lawful attorney-in-fact and agent of Contributor, to act in the name, place and stead of Contributor to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including, without limitation, the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of Contributor's Partnership Interest), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Contribution Agreement, as fully as could Contributor if personally present and acting. Further, Contributor hereby grants to Attorney- in-Fact a proxy (the "Proxy") to vote Contributor's Partnership Interest on any matter related to the Formation Transactions presented to the partners of any of the Partnerships for a vote, including, but not limited to, the transfer of interests in any of the Partnerships by the other partners.

         Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Contribution Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Contributor agrees that, at the request of the Operating Partnership, it will promptly execute a separate power of attorney and proxy on the same terms set forth in this ARTICLE 6, such execution to be witnessed and notarized. Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

         Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Contribution Agreement.

         6.2  LIMITATION ON LIABILITY

         It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Partnership Interest by the Operating Partnership and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney or Proxy created by Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to Contributor hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

                            ARTICLE 7. MISCELLANEOUS

         7.1  FURTHER ASSURANCES.

         The Contributor shall take such other actions and execute such additional documents following the Closing as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby.

         7.2  COUNTERPARTS

         This Contribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.3  GOVERNING LAW

         This Contribution Agreement shall be governed by the internal laws of the State of New York, without regard to the conflicts of laws provisions thereof.

         7.4  NOTICES

         Any notice to be given hereunder by any party to the other shall be given in writing by personal delivery or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

         To the Contributor:

                  Clifford L. Stein
                  c/o Feldman Equities
                  120 West 45th Street
                  New York, NY  10022

         To the Operating Partnership:

                  Tower Realty Operating Partnership, L.P.
                  c/o Tower Realty Trust, Inc.
                  120 West 45th Street
                  New York, NY  10022

         IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

                                       OPERATING PARTNERSHIP:

                                       Tower Realty Operating Partnership, L.P.

                                       By:  Tower Realty Trust, Inc.



                                            By:   /s/  Lawrence H. Feldman
                                                --------------------------------
                                                Name:  Lawrence H. Feldman
                                                Title: Chairman of the Board,
                                                       Chief Executive Officer
                                                       and President


                                       CONTRIBUTOR:



                                       /s/ Clifford L. Stein
                                       -----------------------------------------
                                           Clifford L. Stein

                                    EXHIBIT B


                      CONTRIBUTION AND ASSUMPTION AGREEMENT


                  FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, contributes and conveys to Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), its entire legal and beneficial right, title and interest in and to ____________________________, a __________________________ (the "Partnership"), including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of the Partnership and the right to receive distributions of money, profits and other assets from the Partnership, presently existing or hereafter at any time arising or accruing (such right, title and interest are hereinafter collectively referred to as the "Partnership Interest"), TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

                  Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Partnership Interest.

                  The Partnership owns certain real property as described in Attachment 1 attached hereto.


Executed:  ___________ ___, 1997


                                        By:_____________________________________
                                           Clifford L. Stein

                                    EXHIBIT C

                                FORM OF QUITCLAIM


Order No.
Escrow No.
Loan No.

WHEN RECORDED MAIL TO:

--------------------------------------------------------------------------------
MAIL TAX STATEMENTS TO:                 SPACE ABOVE THIS LINE FOR RECORDER'S USE

                                   DOCUMENTARY TRANSFER TAX   $ ................

                                   ........  Computed on the  consideration or
                                             value of property conveyed; OR

                                   ........  Computed on the  consideration or
                                             value less liens or encumbrances
                                             remaining at time of sale.



                                   ---------------------------------------------
                                    Signature of Declarant of Agent determining
                                                  tax -- Firm name
--------------------------------------------------------------------------------
                                 QUITCLAIM DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,


do(es) hereby REMISE, RELEASE and FOREVER QUITCLAIM to

Tower Realty Operating Partnership, L.P., a Delaware limited partnership the real property in the City of ____________, County of _____________, State of _____________, described as



Dated_____________                           ___________________________________

                                             ___________________________________

                                             ___________________________________

STATE OF NEW YORK       )
                        )
COUNTY OF               )

On __________________________________________________________________ before me,
_______________________________________________________________________________,
personally appeared ____________________________________________________________
_______________________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



Signature _________________________       (This area for official notarial seal)

                                    EXHIBIT D


                        CALCULATION OF NUMBER OF OP UNITS


                  The number of OP units to be issued to Contributor shall be calculated as follows:

                           $1,765,779/Mid-Point


                  For purposes of this Contribution Agreement, the "Mid-Point" means the median of the proposed per share price range for the Common Stock as set forth in the Preliminary Prospectus.

                                    EXHIBIT E


                   REPRESENTATIONS, WARRANTIES AND INDEMNITIES
                                 OF CONTRIBUTOR


                       ARTICLE 1. ADDITIONAL DEFINED TERMS

                  1.1 For purposes of this EXHIBIT E, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Contribution Agreement to which this EXHIBIT E is attached:

                  ACTIONS: Means all actions, complaints, charges, accusations, investigations, petitions, suits or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

                  CLAIMS: Means claims, disputes, actions, suits, arbitrations, proceedings or investigations (collectively, "Claims") pending or, to Knowledge, threatened that directly or indirectly affect any of the Contributor, the Partnerships or the Properties.

                  CONTRIBUTION AGREEMENT: Means the Contribution Agreement to which this EXHIBIT E is attached.

                  GOVERNMENTAL ENTITY: Means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  INDEMNIFYING PARTY: Means any party required to indemnify any other party under ARTICLE 3.2 of this EXHIBIT E or under the indemnification provisions substantially identical to ARTICLE 3.2 hereof in the other Portfolio Agreements.

                  KNOWLEDGE: Means, with respect to any representation or warranty so indicated, the actual knowledge, upon reasonable investigation and inquiry in good faith, of the signatory to the Contribution Agreement.

                  LIENS: Means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, rights of others, licenses, easements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

                  PERMITTED LIENS: Means (a) Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

                  (b) Zoning laws and ordinances generally applicable to the districts in which the Properties are located which are not violated by the existing structures or present uses thereof;

                  (c) Liens imposed by laws, such as carriers', warehousemen's and mechanics' liens, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

                  (d) non-exclusive easements for public utilities, minor encroachments, rights of access or other non-monetary matters that do not have a material adverse effect upon, or materially interfere with the use of, the Properties; and

                  (e) any exceptions contained in the Title Policies.

                  PERSON: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

                  PORTFOLIO AGREEMENTS: Means the agreements, including the Contribution Agreement, listed on ATTACHMENT 1 hereto, which contemplate the transfer of partnership and/or limited liability company membership interests in certain of the Participating Partnerships and LLCs from any entity directly or indirectly owned by Contributor to the Company and the Operating Partnership.

                  PROSPECTUS: Means the Company's Form S-11 Registration Statement.

                  REIT STOCK: Shall have the meaning set forth in the OP Agreement.


          ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

                  The Contributor represents and warrants to the Operating Partnership as set forth below in this ARTICLE 2. Notwithstanding any other provision of the Contribution Agreement or this EXHIBIT E, the Contributor makes representations, warranties and indemnities only with respect to: (i) the Properties identified on EXHIBIT A to the Contribution Agreement (the "Property" or the "Properties"), and (ii) the interests in the Partnerships to be transferred by the Contributor.

                  2.1 ORGANIZATION; AUTHORITY. The Contributor (A) if a natural person, has the legal capacity to enter the Contribution Agreement; if not a natural person, is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and (B) has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

                  2.2 DUE AUTHORIZATION. The execution, delivery and performance of the Contribution Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor. This Contribution Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to this Contribution Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

                  2.3 CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of any third party is required to be obtained by the Contributor in connection with the execution, delivery and performance of the Contribution Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

                  2.4 OWNERSHIP OF THE PARTNERSHIP INTERESTS. The Contributor is the sole owner of the Partnership Interest and has good and valid title to such Partnership Interest, free and clear of all Liens, other than Permitted Liens.

                  2.5 PARTNERSHIP INTEREST. The Partnership Interest constitutes all of the issued and outstanding interests owned by the Contributor in the Partnerships. The Partnership Interest is validly issued, fully paid and non-assessable, and was not issued in violation of any preemptive rights. The Partnership Interest has been issued in compliance with applicable law and the relevant Partnership Agreements (as then in effect). There are no rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests which comprise the Partnership Interest or any securities or obligations of any kind convertible into any of the interests which comprise the Partnership Interest or other equity interests or profit participation of any kind in the Partnerships. At the Closing, upon receipt of the consideration, the Contributor will have transferred the Partnership Interest free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities to the Operating Partnership.

                  2.6 NO VIOLATION. None of the execution, delivery or performance of the Contribution Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of (A) the organizational documents, including the charters and bylaws, if any, of the Contributor, (B) any material agreement, document or instrument to which the Contributor is a party or by which the Contributor or its Property is bound or
(C) any term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on the Contributor or by which the Contributor or any of its assets or properties are bound or subject or (ii) result in the creation of any Lien, other than a Permitted Lien, upon the Property or the Partnership Interest.

                  2.7 NON-FOREIGN STATUS. The Contributor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

                  2.8 WITHHOLDING. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state withholding provisions. If Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor as required by the Code or New York law.

                  2.9 INVESTMENT PURPOSES. The Contributor acknowledges his, her or its understanding that the offering and sale of the OP Units to be acquired pursuant to the Contribution Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"). In furtherance thereof, the Contributor represents and warrants to the Company as follows:

                           2.9.1 INVESTMENT. The Contributor is acquiring the OP
Units solely for his, her or its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Contributor agrees and acknowledges that he, she or it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the OP Units unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws.

                           2.9.2 KNOWLEDGE. The Contributor is knowledgeable,
sophisticated and experienced in business and financial matters; the Contributor has previously invested in securities similar to the OP Units and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Contribution Agreement. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the OP Units as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the OP Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to his, her or its investment in the OP Units; and the Contributor understands and has taken cognizance of all risk factors related to the purchase of the OP Units.

                           2.9.3 HOLDING PERIOD. The Contributor acknowledges
that he, she or it has been advised that (i) the OP Units and the common stock of the Company into which the OP Units may be exchanged in certain circumstances (the "Common Stock") must be held indefinitely, and the Contributor must continue to bear the economic risk of the investment in the OP Units (and any Common Stock that might be exchanged therefor) unless they are subsequently registered under the Act or an exemption from such registration is available,
(ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the OP Units (and any Common Stock that might be exchanged therefor), and (iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the OP Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer.

                           2.9.4 ACCREDITED INVESTOR. If the Contributor is an
individual, such individual is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act) and as such:

                                    (i) is a director or executive officer of
         the Company; or

                                    (ii) has an individual net worth, or joint
         net worth with his or her spouse, in excess of $1,000,000; or

                                    (iii) had an individual annual adjusted
         gross income in excess of $200,000 in each of the two most recent years and reasonably expects to have annual adjusted gross income in excess of $200,000 in the current year; or

                                    (iv) had a joint income with his spouse in
         excess of $300,000 in each of the two most recent years and reasonably expects to have an annual adjusted gross income, with his spouse, in excess of $300,000 in the current year.

                  If the Contributor is not an individual, it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act).

                           2.9.5 LEGENDING. Each certificate representing the OP
Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                  In addition, the Common Stock for which the OP Units might be exchanged shall also bear a legend which generally provides the following:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (1) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (2) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY

         PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION.

                  2.10 LITIGATION. There are no Claims which could reasonably be anticipated to result in damages in excess of $50,000 pending or, to Knowledge, threatened that directly or indirectly affect the Contributor, the Partnerships, the Properties or the Formation Transactions, nor has any such claim been pending or, to Knowledge, threatened as of the Closing.

                  2.11 NO BROKERS. Neither the Contributor nor any of its respective officers, directors or employees has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Contribution Agreement.

                  2.12 SOLVENCY. The Contributor has been and will be solvent at all times prior to and immediately following the transfer of the Partnership Interest to the Operating Partnership.

                  2.13 NO MISREPRESENTATIONS. No representation, warranty or statement made, or information provided, by the Contributor in the Contribution Agreement or in any other document or instrument furnished or to be furnished by or on behalf of the Contributor pursuant hereto or as contemplated hereby (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. For purposes of the preceding sentence, materiality shall be determined with reference to the total portfolio of real properties and other interests to be transferred pursuant to the Operating Partnership pursuant to the Formation Transactions.


                           ARTICLE 3. INDEMNIFICATION

                  3.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDY FOR
                      BREACH.

                  (a) Subject to ARTICLE 3.6, all representations and warranties contained in this EXHIBIT E or in any Schedule or certificate delivered pursuant hereto shall survive the Closing.

                  (b) Notwithstanding anything to the contrary in the Contribution Agreement or this EXHIBIT E, no party hereto shall be liable under this EXHIBIT E or the Contribution Agreement for monetary damages (or otherwise) for breach of any of its representations and warranties contained in this EXHIBIT E or the Contribution Agreement, or in any Schedule, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this ARTICLE 3.

                  3.2 GENERAL INDEMNIFICATION

                  (a) The Contributor shall indemnify and hold harmless the Operating Partnership, the Company, and their affiliates and each of their respective directors, officers, employees, agents, representatives and affiliates (each of which is an "Indemnified Party") from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, "Losses"), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation or warranty of the Contributor contained in the Contribution Agreement or in any Schedule, certificate or affidavit delivered by the Contributor pursuant to the Contribution Agreement.

                  (b) The Contributor shall indemnify and hold harmless the Indemnified Parties from and against any and all Losses, asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of:

                           (i) all fees and expenses of the Contributor in connection with the transactions contemplated by the Contribution Agreement;

                           (ii) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of the failure of the Contributor to obtain all consents required to consummate the transactions contemplated by the Contribution Agreement; or

                           (iii) any breach of any representation, warranty or covenant set forth in the Contribution Agreement.

                  3.3 PAYMENT OF INDEMNIFICATION. The Contributor may satisfy its obligations hereunder by the prompt delivery (paid promptly as and when expenses are incurred) to an Indemnified Party of OP Units, subject to the limits on ownership and transfer of REIT Stock set forth in the Company's articles of incorporation. Any OP Units delivered to an Indemnified Party hereunder shall be valued based upon the initial public offering price of the Company's Common Stock.

                  3.4 NOTICE AND DEFENSE BY CLAIMS. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this ARTICLE 3, the Indemnified Party shall give notice thereof to the Contributor. The Indemnified Party may at its option demand indemnity under this ARTICLE 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to the Contributor. The Indemnified Party shall permit the Contributor, at its option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Indemnified Party may at all times participate in such defense at its expense; and PROVIDED FURTHER, HOWEVER, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages. If the Contributor shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor.

                  3.5 LIMITATIONS ON INDEMNIFICATION UNDER ARTICLE 3. Notwithstanding anything contained herein to the contrary, the Contributor shall not be liable or obligated to make payments under this ARTICLE 3 with respect to any Property or Partnership Interest to the extent such payments in the aggregate would exceed the value of the OP Units (based upon the initial public offering price of the Common Stock) received by the Contributor at the Closing. Notwithstanding anything contained herein to the contrary, the Indemnified Parties shall look first to the Contributor's OP Units for indemnification under this ARTICLE 3 and then to the Contributor's other assets.

                  3.6 LIMITATION PERIOD.

                  (a) Notwithstanding the foregoing, any claim for indemnification under ARTICLE 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor within one year after the Closing.

                  (b) If so asserted in writing prior to the applicable expiration date, such claims for indemnification shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or by judicial determination. Any claim for indemnification not so asserted in writing prior to the applicable expiration date shall not thereafter be asserted and shall forever be waived.

                  3.7 RESERVATION OF CONTRIBUTOR RIGHTS. Notwithstanding anything else in this Contribution Agreement to the contrary, the Contributor reserves unto itself all rights and remedies (including rights to seek contribution) against any third party indemnitors, prior property owners or occupants, and contributors to any contamination, for which the Partnerships have been indemnified by the Contributor hereunder. To the extent the Contributor's rights against any such third party owners, occupants, indemnitors or contributors may be materially prejudiced by actions or inactions by any owner or occupant of the Properties after the Closing, the Contributor's indemnity obligation shall be reduced in accordance with the effect of the actions or inactions which so prejudiced the Contributor's rights.

                                  ATTACHMENT 1


                            EXCHANGE RIGHTS AGREEMENT

         THIS EXCHANGE RIGHTS AGREEMENT (this "AGREEMENT"), dated as of __________ __, 1997, is entered into by and among Tower Realty Trust, Inc., a Maryland corporation (the "COMPANY"), Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and the Persons whose names are set forth on Exhibit A attached hereto (as it may be amended from time to time).


                                R E C I T A L S:

                  (a) The Company, together with certain other limited partners, has formed the Operating Partnership pursuant to the Agreement of Limited Partnership of the Operating Partnership dated __________ __, 1997 (as such agreement may be amended or amended and restated from time to time, the "PARTNERSHIP AGREEMENT").

                  (b) Pursuant to the Partnership Agreement, the Limited Partners (as defined below) directly or indirectly hold units of limited partnership interest ("OP UNITS") in the Operating Partnership.

                  (c) The Operating Partnership has agreed to provide the Limited Partners with certain direct or indirect rights to exchange their OP Units for cash or, at the election of the Company, for shares of the Company's common stock, par value $0.01 per share (the "REIT STOCK").

         Accordingly, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                  DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "ASSIGNEE" means a Person to whom one or more OP Units have been transferred in a manner permitted under the Partnership Agreement, but who has not become a substituted Limited Partner in accordance therewith.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "CASH AMOUNT" means an amount of cash per OP Unit equal to the Value on the Valuation Date of the REIT Stock Amount.

         "EXCHANGE FACTOR" means 1.0, provided, that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Stock in REIT Stock or makes a distribution to all holders of its outstanding REIT Stock in REIT Stock; (ii) subdivides its outstanding REIT Stock; or (iii) combines its outstanding REIT Stock into a smaller number of shares of REIT Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of REIT Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of shares of REIT Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         "EXCHANGING PARTNER" has the meaning set forth in Section 2.1 hereof.

         "EXCHANGE RIGHT" has the meaning set forth in Section 2.1 hereof.

         "IPO" means an initial public offering by the Company of the REIT Stock pursuant to a Registration Statement on Form S-11, filed with and declared effective by the SEC.

         "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

         "LIMITED PARTNER" means any Person, other than the Company, named as a Limited Partner on Exhibit A, as such Exhibit may be amended from time to time.

         "LOCK-UP AGREEMENT" means, collectively, the several Lock-up Agreements executed by each of the Limited Partners other than the Company, dated the date hereof, which prohibit the transfer of the OP Units held by such Limited Partner without the consent of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and/or the Operating Partnership

         "NOTICE OF EXCHANGE" means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

         "REIT STOCK AMOUNT" means that number of shares of REIT Stock equal to the product of the number of OP Units offered for exchange by an Exchanging Partner, multiplied by the Exchange Factor as of the Valuation Date, provided, that in the event the Company or the Operating Partnership issues to all holders of REIT Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Stock, or any other securities or property (collectively, the "rights"), then the REIT Stock Amount shall also include such rights that a holder of that number of shares of REIT Stock would be entitled to receive.

         "SEC" means the Securities and Exchange Commission.

         "SPECIFIED EXCHANGE DATE" means the tenth (10th) Business Day after receipt by the Operating Partnership and the Company of a Notice of Exchange.

         "VALUATION DATE" means the date of receipt by the Operating Partnership and the Company of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

         "VALUE" means, with respect to shares of REIT Stock, the average of the daily market price for the five (5) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be:

                  (i) if the REIT Stock are listed or admitted to trading on the New York Stock Exchange (the "NYSE"), any other national securities exchange or the Nasdaq Stock Market ("Nasdaq"), the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; or

                  (ii) if the REIT Stock are not listed or admitted to trading on the NYSE, any national securities exchange or Nasdaq, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company.

In the event the REIT Stock Amount includes rights that a holder of REIT Stock would be entitled to receive, then the Value of such rights shall be determined by the independent directors of the Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.

                                   ARTICLE II
                                 EXCHANGE RIGHT

         2.1 Exchange Right. (a) Subject to Sections 2.2, 2.3, 2.4 and 2.5 hereof, and subject to any limitations under applicable law, the Operating Partnership hereby grants to each Limited Partner and each Limited Partner hereby accepts the right (the "EXCHANGE RIGHT"), exercisable on or after the date that is one (1) year after the closing of the IPO, to exchange on a Specified Exchange Date all or a portion of the OP Units held by such Limited Partner at an exchange price equal to the Cash Amount.

         (b) The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Operating Partnership, with a copy delivered to the Company, by the Limited Partner who is exercising the Exchange Right (the "EXCHANGING PARTNER"); provided, however, that the Company, on behalf of the Operating Partnership, may elect, after a Notice of Exchange is delivered, to satisfy the Exchange Right which is the subject of such notice in accordance with Section 2.2.

         (c) A Limited Partner may not exercise the Exchange Right for less than one thousand (1,000) OP Units or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner.

         (d) Any Assignee of a Limited Partner may exercise the rights of such Limited Partner pursuant to this Article 2, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee.

         (e) In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount or the REIT Stock Amount, as the case may be, shall be satisfied by the Operating Partnership or the Company, as the case may be, directly to such Assignee and not to such Limited Partner.

         2.2 Option of Company to Exchange for REIT Stock. (a) Notwithstanding the provisions of Section 2.1, the Company may, on behalf of the Operating Partnership, in its sole and absolute discretion, elect to satisfy an Exchanging Partner's Exchange Right by exchanging REIT Stock and rights equal to the REIT Stock Amount on the Specified Exchange Date for the OP Units offered for exchange by the Exchanging Partner.

         (b) In the event the Company shall elect to satisfy, on behalf of the Operating Partnership, an Exchanging Partner's Exchange Right by exchanging REIT Stock for the OP Units offered for exchange,

                  (i) the Company hereby agrees so to notify the Exchanging Partner within five (5) Business Days after the receipt by the Company of such Notice of Exchange,

                  (ii) each Exchanging Partner hereby agrees to execute such documents and instruments as the Company may reasonably require in connection with the issuance of REIT Stock upon exercise of the Exchange Right, and

                  (iii) the Company hereby agrees to deliver stock certificates representing fully paid and nonassessable shares of REIT Stock.

         2.3 Prohibition of Exchange for REIT Stock. Notwithstanding anything herein to the contrary, the Company shall not be entitled to satisfy an Exchanging Partner's Exchange Right pursuant to Section 2.2 if the delivery of REIT Stock to such Limited Partner by the Company pursuant to Section 2.2 (regardless of the Operating Partnership's obligations to the Limited Partner under Section 2.1)

                  (a) would be prohibited under the Articles of Incorporation of the Company,

                  (b) would otherwise jeopardize the REIT status of the Company, or

                  (c) would cause the acquisition of the REIT Stock by the Limited Partner to be "integrated" with any other distribution of REIT Stock by the Company for purposes of complying with the registration provisions of the Securities Act.

         2.4 Payment Date. Any Cash Amount to be paid to an Exchanging Partner shall be paid on the Specified Exchange Date; provided, however, that the Operating Partnership may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for the Company to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount by the Operating Partnership.

         2.5 Exercise by Pledgee. Notwithstanding the provisions of this Article 2, any person to whom OP Units have been pledged, in compliance with the terms of the Lock-up Agreement, may exercise its Exchange Right prior to the date that is one (1) year after the closing of the IPO, provided, however, such OP Units shall only be exchangeable for the Cash Amount.

         2.6 Expiration of Exchange Right. The Exchange Right shall expire with respect to any OP Units for which an Exchange Notice has not been delivered to the Operating Partnership and the Company on or before December 31, 2047.

         2.7 Effect of Exchange. (a) Any exchange of OP Units pursuant to this
Article 2 shall be deemed to have occurred as of the Specified Exchange Date for all purposes, including without limitation the payment of distributions or dividends in respect of OP Units or REIT Stock, as applicable.

         (b) Any OP Units acquired by the Company pursuant to an exercise by any Limited Partner of an Exchange Right shall be deemed to be acquired by and reallocated or reissued to the Company.

         (c) The Company, as general partner of the Operating Partnership, shall amend the Partnership Agreement to reflect each such exchange and reallocation or reissuance of OP Units and each corresponding recalculation of the OP Units of the Limited Partners.

                                   ARTICLE III
                                OTHER PROVISIONS

         3.1 Covenants of the Company. (a) At all times during the pendency of the Exchange Right, the Company shall reserve for issuance such number of shares of REIT Stock as may be necessary to enable the Company to issue such shares in full payment of the REIT Stock Amount in regard to all OP Units held by Limited Partners which are from time to time outstanding.

         (b) During the pendency of the Exchange Right, the Company shall deliver to Limited Partners in a timely manner all reports filed by the Company with the SEC to the extent the Company also transmits such reports to its stockholders and all other communications transmitted from time to time by the Company to its stockholders generally.

         (c) The Company shall notify each Limited Partner, upon request, of the then current Exchange Factor and such notice will include a reasonable explanation of the Exchange Factor calculation to be applied at such time.

         3.2 Fractional Shares. (a) No fractional shares of REIT Stock shall be issued upon exchange of OP Units.

         (b) The number of full shares of REIT Stock which shall be issuable upon exchange of OP Units (or the cash equivalent amount thereof if the Cash Amount is paid) shall be computed on the basis of the aggregate amount of OP Units so surrendered.

         (c) Instead of any fractional shares of REIT Stock which would otherwise be issuable upon exchange of any OP Units, the Operating Partnership shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Amount of an OP Unit multiplied by such fraction.

         3.3 Investment Representations and Warranties. By delivering to the Company a Notice of Exchange, each Exchanging Partner will be deemed to represent and warrant to the Company and the Operating Partnership that such Exchanging Partner is aware of the Company's option to exchange such Exchanging Partner's OP Units for REIT Stock pursuant to Section 2.2 hereof and that:

         (a) (i) Such Exchanging Partner has received and reviewed

                           (A) a copy of the prospectus contained in the
                  Registration Statement on Form S-11 filed by the Company in connection with the IPO, any prospectus contained in any Registration Statement subsequently filed by the Company, and any supplement or amendment thereto (each, a "PROSPECTUS"), and

                           (B) copies of all reports and other filings (the "SEC
                  REPORTS"), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, made by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and understands the risks of, and other considerations relating to, an investment in REIT Stock.

                  (ii) Such Exchanging Partner, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in REIT Stock,

                           (A) has such knowledge, sophistication and experience
                  in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in REIT Stock,

                           (B) is capable of protecting its own interest or has
                  engaged representatives or advisors to assist it in protecting its interests and

                           (C) is capable of bearing the economic risk of such
                  investment.

                  (iii) (A) Such Exchanging Partner is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act.

                           (B) If such Exchanging Partner has retained or
                  retains a person to represent or advise it with respect to its investment in REIT Stock, such Exchanging Partner will advise the Company of such retention and, at the Company's request, such Exchanging Partner shall, prior to or at delivery of the REIT Stock hereunder,

                                    (I) acknowledge in writing such
                           representation and

                                    (II) cause such representative or advisor to
                           deliver a certificate to the Company containing such representations as may be reasonably requested by the Company.

         (b) (i) Such Exchanging Partner understands that an investment in the Company involves substantial risks.

                  (ii) Such Exchanging Partner has been given the opportunity to make a thorough investigation of the activities of the Company and has been furnished with materials relating to the Company and its activities, including, without limitation, each Prospectus and the SEC Reports.

                  (iii) Such Exchanging Partner has relied and is making its investment decision based upon the Prospectus relating to the IPO and any subsequent Prospectus, the SEC Reports and other written information provided to the Exchanging Partner by or on behalf of the Company and, as applicable, such Exchanging Partner's position as a director or executive officer of the Company.

         (c) (i) The REIT Stock to be issued to such Exchanging Partner hereunder will be acquired by such Exchanging Partner for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

                  (ii) Such Exchanging Partner was not formed for the specific purpose of acquiring an interest in the Company.

         (d) (i) Such Exchanging Partner acknowledges that

                           (A) the shares of REIT Stock to be issued to such
                  Exchanging Partner hereunder have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, the certificates representing such shares of REIT Stock will bear a legend to such effect,

                           (B) the Company's and the Operating Partnership's
                  reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Exchanging Partner contained herein,

                           (C) the REIT Stock to be issued to such Exchanging
                  Partner hereunder may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,

                           (D) there may be no market for unregistered shares of
                  REIT Stock, and

                           (E) the Company has no obligation or intention to
                  register such REIT Stock under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement entered into by the Company and the Exchanging Partner (the "REGISTRATION RIGHTS AGREEMENT").

                  (ii) Such Exchanging Partner acknowledges that because of the restrictions on transfer or assignment of such REIT Stock to be issued hereunder, such Exchanging Partner may have to bear the economic risk of its investment in REIT Stock issued hereunder for an indefinite period of time, although the holder of any such REIT Stock will be afforded certain rights to have such REIT Stock registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

         (e) The address set forth under such Exchanging Partner's name in the Notice of Exchange is the address of the Exchanging Partner's principal place of business or, if a natural person, the address of the Exchanging Partner's residence, and such Exchanging Partner has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is situated.



                                   ARTICLE IV
                               GENERAL PROVISIONS

         4.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to the Operating Partnership, the Company, a Limited Partner or Assignee, as the case may be, under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other similarly reliable means of written communication to the Operating Partnership, the Company, a Limited Partner or Assignee, as the case may be, (i) at the address listed on the records of the Operating Partnership, with respect to a Limited Partner or Assignee, and (ii) at 120 West 45th Street, New York, New York 10036-4003, Attn:
President, with respect to the Operating Partnership or the Company.

         4.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         4.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         4.4 Further Action and Additional Restrictions. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

         4.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         4.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         4.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law thereof.

         4.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         4.10 Entire Agreement. This Agreement contains the entire understanding and agreement among the Limited Partners, the Operating Partnership and the Company with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

         4.11 Amendment. This Agreement may be amended from time to time with the consent of the Company by a vote of the Limited Partners in the same manner as the Partnership Agreement (in accordance with Section 14.1(a) thereof) may be amended as provided therein, provided, however, that the Company shall vote its limited partnership interests in proportion to the votes of the other Limited Partners.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   THE COMPANY:

                                   TOWER REALTY TRUST, INC.



                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                   OPERATING PARTNERSHIP:

                                   TOWER REALTY OPERATING PARTNERSHIP, L.P.

                                   BY:  Tower Realty Trust, Inc.,
                                        its general partner



                                        By:
                                             ------------------------------
                                             Name:
                                             Title:



                                   LIMITED PARTNERS:



                                   ---------------------------
                                   Signature



                                   ---------------------------
                                   Name (Please Print or Type)

                                    Exhibit A


Name and Address of Limited Partners

[To be attached]

                                    EXHIBIT A


                            CONSTITUENT INTERESTS OF
          CLIFFORD L. STEIN'S (THE "CONTRIBUTOR") PARTNERSHIP INTEREST*



--------------------------------------------------------------------------------------------------------------
PARTNERSHIPS IN WHICH CONTRIBUTOR     PARTNERSHIPS IN WHICH CONTRIBUTOR    PROPERTIES HELD BY THE PARTNERSHIPS
    HOLDS A DIRECT INTEREST**             HOLDS AN INDIRECT INTEREST
--------------------------------------------------------------------------------------------------------------
                                     FSA Associates, L.P.                  286 Madison Ave.
                                     D/F Portfolio Associates Limited
                                     Partnership
                                     286 Madison, L.P.
--------------------------------------------------------------------------------------------------------------
                                     FSA Associates, L.P.                  290 Madison Ave.
                                     D/F Portfolio Associates Limited
                                     Partnership
                                     290 Madison, L.P.
--------------------------------------------------------------------------------------------------------------
                                     FSA Associates, L.P.                  292 Madison Ave.
                                     D/F Portfolio Associates Limited
                                     Partnership
                                     292 Madison, L.P.
--------------------------------------------------------------------------------------------------------------
                                     FSA Associates, L.P.                  5151 East Broadway
                                     D/F Portfolio Associates Limited
                                     East Broadway 5151, L.P.
--------------------------------------------------------------------------------------------------------------
                                     FSA Associates, L.P.                  One Orlando Center
                                     D/F Portfolio Associates Limited
                                     Magnolia Associates Limited
                                     Partnership
--------------------------------------------------------------------------------------------------------------
                                     5750 Feldstein, Ltd.                  5750 Major Blvd.
                                     5750 Associates Limited Partnership
--------------------------------------------------------------------------------------------------------------

---------------------

* 50% of Clifford Stein's loan to Lawrence Feldman will be converted to an equity interest in 2800 Company LLC or another entity that holds an interest in 2800 Associates, L.P. (which, in turn, owns the 2800 N. Central Property) which property interest will be contributed to the Operating Partnership.

** Corporations owned by Clifford L. Stein that hold interests in any of the Properties shall contribute the partnership interests held by such corporations to the Operating Partnership.

    Clifford L. Stein contributed his interest in FSA Associates to the Operating Partnership on March 31, 1997.

                                    Exhibit B

                               Notice of Exchange

         The undersigned Limited Partner hereby irrevocably (i) exchanges ___________ OP Units in Tower Realty Operating Partnership, L.P., in accordance with the terms of the Exchange Rights Agreement, dated as of _________ __, 1997 (the "EXCHANGE RIGHTS AGREEMENT"), and the Exchange Right referred to therein;
(ii) surrenders such OP Units and all right, title and interest therein; and
(iii) directs that the Cash Amount or REIT Stock Amount (as determined by the Company) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Stock is to be delivered, such REIT Stock will be registered or placed in the name(s) and at the address(es) specified below.

         The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such OP Units, free and clear, other than any encumbrance arising pursuant to the Partnership Agreement, of the rights or interests of any other person or entity; (b) has the full right, power, and authority to exchange and surrender such OP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, (other than consent or approval that may be required of the Company or the Operating Partnership) having the right to consent or approve such exchange and surrender on the part of the undersigned.

         The undersigned hereby makes the representations and warranties contained in Section 3.3 of the Exchange Rights Agreement as if such representations and warranties had been set forth in full in this Notice of Exchange.

Dated:  __________________________



                                   Name of Limited Partner (Please Print)
Signature guaranteed by:

                                   (Signature of Limited Partner)
_____________________________

                                   (Street Address)

                                   (City) (State)              (Zip Code)


                                   If REIT Stock is to be issued, issue to:

                                   Name:

                                   Limited Partner's social security or tax identification number:

                                                               BATTLE FOWLER LLP
                                                                 DRAFT - 7/24/97

                                  ATTACHMENT 2


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of _______ __, 1997 by and among Tower Realty Trust, Inc., a Maryland corporation, which operates as a real estate investment trust (the "COMPANY"), Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and the other parties which are signatories hereto (together with their respective successors, transferees and assigns, each a "HOLDER" and collectively the "HOLDERS").

         WHEREAS, on the date hereof, the Operating Partnership is acquiring, among other things, certain partnership interests or assets of various partnerships, joint ventures, limited liability companies, corporations and other entities which are Holders or in which the Holders own direct or indirect interests (the "PROPERTY PARTNERSHIPS") pursuant to Option or Contribution Agreements (the "OPTION AGREEMENTS") among the Operating Partnership and the Grantors named therein, and in connection therewith the Holders will receive units of limited partnership interest in the Operating Partnership (such units of limited partnership interest being referred to hereinafter as the "OP UNITS");

         WHEREAS, the Company, the Operating Partnership and the Holders are parties to an Exchange Rights Agreement which provides the Holders, among other things, with the right to demand that the Operating Partnership redeem their OP Units for cash and, at the option of the Company, the Company may satisfy that redemption request on behalf of the Operating Partnership through the issuance of the Company's Common Stock, par value $0.01 per share; and

         WHEREAS, in order to induce the Property Partnerships and the Holders to consummate the closings contemplated under the Option Agreements, the Company has agreed to grant to the Holders the registration rights set forth in Section 2 hereof.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

I        Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "COMMON STOCK" shall mean shares of common stock, par value $0.01 per share, of the Company.

         "COMPANY" shall have the meaning set forth in the Preamble and also shall include the Company's successors.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "EXCHANGE RIGHTS AGREEMENT" shall mean the Exchange Rights Agreement, dated the date hereof, among the Company, the Operating Partnership and the other parties thereto.

         "EXCHANGE STOCK" shall mean any Common Stock issued or to be issued to the Holders upon the exchange of their OP Units pursuant to the Exchange Rights Agreement.

         "HOLDER" or "HOLDERS" shall have the meaning set forth in the Preamble.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "OP UNITS" shall have the meaning set forth in the Preamble.

         "OPERATING PARTNERSHIP" shall have the meaning set forth in the Preamble and also shall include the Operating Partnership's successors.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

         "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "REGISTRABLE SECURITIES" shall mean the Exchange Stock, excluding

                  (i) Exchange Stock for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement or

                  (ii) Exchange Stock sold or eligible for sale pursuant to Rule 144(k).

         "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:

                  (i) all SEC, stock exchange or NASD registration and filing fees;

                  (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD;

                  (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement;

                  (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Article III, Section (xii) hereof; and

                  (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

         "REGISTRATION STATEMENT" or "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and any other Person required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers the issuance or resale of the Registrable Securities on Form S-3 or otherwise under Rule 415 promulgated under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, and any successor rule or regulation under the Securities Act.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and any successor Act.

         "SHELF REGISTRATION" shall mean a registration required to be effected pursuant to Section 2 hereof.

II       Shelf Registration Under the Securities Act.

         2.1      Filing of Shelf Registration Statement.

                  (i) Within 15 days after the first anniversary date of the date hereof, the Company shall cause to be filed a Shelf Registration Statement providing for the sale by the Holders of the Registrable Securities and will use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable.

                  (ii) The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for a period expiring on the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or have become eligible for sale pursuant to Rule 144(k) and, subject to Article III hereof, further agrees to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration; provided, however, that the Company shall not be deemed to have used its reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders covered thereby not being able to sell such Registrable Securities during that period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective.

                  (iii) Notwithstanding the foregoing, the Company shall not be required to file a Registration Statement or to keep a Registration Statement effective if the negotiation or consummation of a transaction is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay, suspend or withdraw a Registration Statement for such reason for more than 60 days or more often than twice during any period of 12 consecutive months.

                  (iv) The Company is not required to file a separate Registration Statement, but may file one Registration Statement covering the Registrable Securities held by more than one Holder.

         2.2      Expenses.

                  (i) The Company shall pay all Registration Expenses in connection with any registration pursuant to Article II.

                  (ii) Each Holder shall pay all underwriting discounts, if any, sales commissions, the fees and disbursements of counsel representing such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144.

         2.3 Inclusion in Shelf Registration Statement. Any Holder that does not, within 10 days after receipt of a reasonable request by the Company for information in connection with the Shelf Registration Statement, provide such information to the Company, shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement.

         2.4 Effect of Material Breach. In the event that the Company shall breach any of its material obligations hereunder in any material respect, any Holder of Registrable Securities may demand that the Company file a registration statement covering such Holder's Registrable Securities. The Company agrees to file such registration statement within 60 days after receipt of such demand and agrees to use its best efforts to procure the effectiveness of such registration statement within 60 days after filing.

III      Registration Procedures. (a) In connection with the obligations of the
Company with respect to the Registration Statement required to be filed pursuant to Article 2 hereof, the Company shall, to the extent applicable:

                  (i) Prepare and file with the SEC, within the time period set forth in Section 2 hereof, a Shelf Registration Statement, which Shelf Registration Statement

                           (A) shall be available for the sale of the
                  Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and

                           (B) shall comply as to form in all material respects
                  with the requirements of the applicable form of registration statement and include all financial statements required by the SEC to be filed therewith.

                  (ii) (A) Subject to Article III, Section (a)(ii)(B),

                                    (I) prepare and file with the SEC such
                           amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period;

                                    (II) cause each such Prospectus to be
                           supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act;

                                    (III) respond as promptly as practicable to
                           any comments received from the SEC with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and

                                    (IV) comply with the provisions of the
                           Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof.

                           (B) (I) Each Holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus.

                                    (II) Such Holder also shall notify the
                           Company in writing upon completion of any offer or sale or at such time as such Holder no longer intends to make offers or sales under the Registration Statement.

                  (iii) Furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus, including each preliminary Prospectus, by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus.

                  (iv) Use its reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of

         Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to

                           (A) qualify generally to do business in any
                  jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Article III, Section (a)(iv),

                           (B) subject itself to taxation in any such
                  jurisdiction, or

                           (C) submit to the general service of process in any
                  such jurisdiction.

                  (v) Notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing

                           (A) when a Registration Statement has become
                  effective and when any post-effective amendments and supplements thereto become effective,

                           (B) of the issuance by the SEC or any state
                  securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,

                           (C) if the Company receives any notification with
                  respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and

                           (D) of the happening of any event during the period a
                  Registration Statement is effective which is of a type specified in Article II, Section 2.1(iii) hereof or as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading.

                  (vi) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

                  (vii) Furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

                  (viii) (A) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and

                           (B) enable certificates for such Registrable
                  Securities to be issued for such numbers of shares of Common Stock and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

                  (ix) Subject to Article II, Section 2.1(iii) and Article III, Section (a)(ii)(B) hereof, upon the occurrence of any event contemplated by Article III, Section (a)(v)(D) hereof, use its reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (x) Make available for inspection by representatives of the Holders of the Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, counsel or accountant in connection with a Registration Statement; provided, however, that such records, documents or information which the Company determines, in good faith, to be confidential and notifies such representatives, counsel or accountants in writing that such records, documents or information are confidential shall not be disclosed by such representatives, counsel or accountants unless

                           (A) the disclosure of such records, documents or
                  information is necessary to avoid or correct a material misstatement or omission in a Registration Statement,

                           (B) the release of such records, documents or
                  information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or

                           (C) such records, documents or information have been
                  generally made available to the public.

                  (xi) Within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of Registrable Securities.

                  (xii) Use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed.

                  (xiii) Provide a CUSIP number for all Registrable Securities, not later than the effective date of a Registration Statement.

                  (xiv) Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

                  (xv) Use its reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders to consummate the disposition of such Registrable Securities.

         (b) The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

         (c) In connection with and as a condition to the Company's obligations with respect to the Registration Statement required to be filed pursuant to Section 2 hereof and this Section 3, each Holder agrees that

                  (i) it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemental or amended Prospectus contemplated by Article III, Section
         (a)(ii) hereof and receives notice that any post-effective amendment has become effective, and

                  (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Article III, Section
         (a)(v)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Article III, Section (a)(ix) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.


IV       Indemnification; Contribution.

         4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and its officers and directors and each Person, if any, who controls any Holder (within the meaning of Section 15 of the Securities
Act) as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of

                           (A) any untrue statement or alleged untrue statement
                  of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or

                           (B) the omission or alleged omission therefrom of a
                  material fact required to be stated therein or necessary to make the statements therein not misleading or

                           (C) arising out of any untrue statement or alleged
                  untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or

                           (D) the omission or alleged omission therefrom of a
                  material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or delayed; and

                  (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

         provided, however, that the indemnity provided pursuant to this Article IV, Section 4.1(c) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of

                  (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or

                  (y) such Holder's failure to deliver an amended or supplemental Prospectus, after having been provided copies of any such amended or supplemental Prospectus by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         4.2 Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Holder within the meaning of
Section 15 of the Securities Act, under the same circumstances and to the same extent as the indemnity contained in Section 4.1(a) hereof (except that any settlement described in Section 4.1(a)(B) shall be effected with the written consent of such Holder, which consent shall not be unreasonably withheld or delayed), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

         4.3 Conduct of Indemnification Proceedings. (i) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party

                           (A) shall not relieve it from any liability which it
                  may have under the indemnity agreement provided in Section 4.1(a) or 4.1(b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and

                           (B) shall not, in any event, relieve the indemnifying
                  party from any obligations to any indemnified party other than the indemnification obligation provided under Section 4.1(a) or 4.1(b) above.

                  (ii) If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to one separate counsel at the indemnifying party's or parties' expense.

                  (iii)(A) If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to Section 4.1(c), such indemnifying party's counsel shall be entitled to conduct such indemnifying party's defense, and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible.

                           (B) If an indemnifying party is not so entitled to
                  assume the defense of such action or does not assume such defense, after having received the notice referred to in
                  Section 4.1(c), the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties as incurred.

                           (C) In such event, however, no indemnifying party
                  will be liable for any settlement effected without the written consent of such indemnifying party, which consent may not be unreasonably withheld or delayed.

                  (iv) If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section 4(c), such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

         4.4 Contribution.

                  (i) (A) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

                           (B) (I) The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate.

                                    (II) The relative fault of the indemnifying
                           party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

                  (ii) (A) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(i).

                           (B) Notwithstanding the provisions of this Section
                  4.4, no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

                  (iii) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (iv) For purposes of this Section 4.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

V        Filing of Exchange Act Reports; Rule 144 Sales

         5.1 The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable any Holder to sell Exchange Stock pursuant to Rule 144.

         5.2 In connection with any sale, transfer or other disposition by any Holder of any Exchange Stock pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Exchange Stock to be sold and not bearing any Securities Act legend, and enable certificates for such Exchange Stock to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Exchange Stock.

VI       Miscellaneous.

         6.1 Amendments and Waivers. (i) The provisions of this Agreement, including the provisions of this Section 6.1(i), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders of a majority in amount of the outstanding Registrable Securities; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Articles 2, 4 or 5 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

                  (ii) Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 6.1 shall be provided by the Company to each Holder at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

         6.2 Notices. (i) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, to the parties at their respective addresses set forth opposite their signatures below or at such other address as a party may indicate by written notice to the other party or parties.

                  (ii) All such notices and communications shall be deemed to have been duly given:

                           (A) at the time delivered by hand, if personally
                  delivered;

                           (B) three (3) business days after being deposited in
                  the mail, postage prepaid, if mailed;

                           (C) when answered back, if telexed;

                           (D) when receipt is acknowledged, if telecopied; or

                           (E) at the time delivered, if delivered by an air
                  courier guaranteeing overnight delivery.

         6.3 Successors, Assigns and Transferees. (i) This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

                  (ii) If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

                  (iii) The term "successor, assignee or transferee of a Holder" shall include any Person that acquires Registrable Securities by operation of law, including upon the merger or consolidation, liquidation or dissolution of a Holder.

         6.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         6.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         6.7 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

         6.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

Address:

120 West 45th Street               TOWER REALTY TRUST, INC.
New York, New York 10036-4003



                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

120 West 45th Street               TOWER REALTY OPERATING
New York, New York 10036-4003      PARTNERSHIP, L.P.

                                   By:  Tower Realty Trust, Inc., its general
                                        partner




                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   HOLDERS:

[Address:]
                                   ---------------------------------------------
                                   Signature



                                   ---------------------------------------------
                                   Name (Please Print or Type)

                                  ATTACHMENT 3

                                     FORM OF
                                LOCK-UP AGREEMENT


                                                             _____________, 1997



Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
World Financial Center
North Tower, 26th Floor
New York, New York 10281-1326

Dear Sirs,

         The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill Lynch") and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by Merrill Lynch and such other firms (the Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Tower Realty Trust, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public pursuant to a public offering (the "Offering"). Capitalized terms used but not otherwise defined in this letter agreement will have the meaning set forth in the Company's Registration Statement on Form S-11 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Shares.

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of Merrill Lynch, the undersigned will not (and, except as may be disclosed in the Prospectus, will not announce or disclose any intention to) directly or indirectly sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future) of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, including any units of limited partnership interest (the "OP Units") in Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") beneficially owned by the undersigned as of the date of the closing of the Company's initial public offering, for a period of twenty-four (24) months after the later of (i) date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters and (ii) the date the Offering is consummated and closed. Prior to the expiration of such period, the undersigned will not publicly announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

         The undersigned agrees that the provisions of this agreement shall also be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the Company and _____________________, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                                        Very truly yours,

                                        [INVESTOR]



                                        By:____________________________
                                        Name:
                                        Title:

                                  ATTACHMENT 3
                                   (CONTINUED)
                                     FORM OF
                                LOCK-UP AGREEMENT



                                                             _____________, 1997

Tower Realty Operating Partnership, L.P.
120 West 46th Street, 24th Floor
New York, New York  10036

Dear Sirs,

         Reference is made to the Option Agreement, dated _________, 1997 (the "Option Agreement"), by and between the undersigned and Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). Capitalized terms used but not otherwise defined in this letter agreement will have the meaning set forth in the Option Agreement.

         In consideration of the execution and exercise of the Option Agreement by the Operating Partnership, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of the Operating Partnership, the undersigned will not directly or indirectly sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future) of any any units of limited partnership interest (the "OP Units") in the Operating Partnership, or any securities convertible into or exercisable or exchangeable for OP Units, beneficially owned by the undersigned as of the date hereof, for a period of twenty-four (24) months after the date hereof. Prior to the expiration of such period, the undersigned will not publicly announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

         The undersigned agrees that the provisions of this agreement shall also be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the Operating Partnership is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                                        Very truly yours,

                                        [INVESTOR]

                                        By:________________________________
                                        Name:
                                        Title: